UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.____ )

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ELECTRO-SENSORS, INC.

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRO-SENSORS, INC. 6111 Blue Circle Drive Minnetonka, Minnesota 55343

 (952) 930-0100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2024

To the Shareholders of Electro-Sensors, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Electro-Sensors, Inc. will be held on Wednesday, April 24, 2024 at 2:00 p.m. Central Time. The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via a live webcast. You will be able to participate in the virtual Annual Meeting, vote and submit your questions via the live webcast by visiting www.virtualshareholdermeeting.com/ELSE2024 for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Shareholders;

2.	To set the number of directors at five;

3.	To ratify the appointment of Boulay PLLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024; and

4.	To take action upon any business as may properly come before the meeting or any adjournment or postponement thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Board of Directors has fixed the close of business on February 28, 2024 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. All shareholders are cordially invited to attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/ELSE2024.

To ensure that we achieve a quorum, however, whether or not you plan to attend the Annual Meeting webcast, the Board of Directors requests that you either (1) promptly complete, sign, date and return the enclosed proxy card solicited by the Board of Directors, or (2) vote electronically following the process described in this proxy statement or in other materials you receive. The proxy is revocable and will not be used if you attend the Annual Meeting and vote in person or otherwise provide notice of your revocation. If you have any questions regarding the completion of the enclosed proxy card please call the Company at (952) 930-0100.

NOTICE: Please retain a copy of the 16 Digit Control Number that is printed on your proxy card as you will need it to enter the virtual Annual Meeting as a verified shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,

David L. Klenk
President

Minnetonka, Minnesota

Dated: March 20, 2024

ELECTRO-SENSORS, INC. 6111 Blue Circle Drive Minnetonka, Minnesota 55343 (952) 930-0100

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2024

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Electro-Sensors, Inc., a Minnesota corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held electronically at 2:00 p.m., Central Time, on Wednesday, April 24, 2024, at www.virtualshareholdermeeting.com/ELSE2024 and at any and all adjournments or postponements thereof. The Annual Meeting will be a completely virtual meeting of shareholders that will be conducted via live webcast. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about March 25, 2024.

Questions at the Annual Meeting

To facilitate effective communications at the Annual Meeting, the Company requests that any shareholders with questions for Company management, Company directors, or the Company’s independent registered accounting firm submit those questions prior to the start of the meeting at https://www.electro-sensors.com/about/investor-info under Investor Contact - Email Gloria. The Company will endeavor to answer any questions submitted.

Proxy Process

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or telephone. A large number of banks and brokerage firms participate in the Broadridge Investor Communication Services online program. This program provides eligible shareholders who receive notice and access materials or copies of the Annual Report and Proxy Statement the opportunity to vote via the Internet or telephone. If your bank or brokerage firm participates in this Broadridge program, your voting form will provide instructions. If your voting form does not refer to Internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the Internet, via telephone or by mail, by delivering written notice of the revocation of the proxy to the Company’s President prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by a proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted and not validly revoked prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted in accordance with the recommendations of the Board, FOR approval of the number of directors to be set at five, FOR the election of the directors nominated by the Board, FOR the ratification of the Company’s selection of independent registered public accounting firm for the fiscal year ending December 31, 2024, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting any and all adjournments or postponements thereof.

The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. The Company will request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock of the Company (“Common Stock”) as of the record date and reimburse these firms for the cost of forwarding the proxy materials in accordance with customary practice. In addition to the use of the Internet and mail, proxies may be solicited by officers, directors, and regular employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission.

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2025 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on November 25, 2024. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Form of Proxy, and Annual Report on Form 10-K are available at

http://www.idelivercommunications.com/proxy/else

OUTSTANDING SHARES & VOTING RIGHTS

The Company fixed the close of business on February 28, 2024 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. At February 28, 2024, the Company had outstanding 3,428,021 shares of Common Stock, the only outstanding class of capital stock of the Company. Each share of Common Stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by shareholders at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

For the election of directors, each shareholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected. With respect to the proposal to set the number of directors at five, ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2024, and any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote with respect to all proposals.

A majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum that is required for the transaction of business at the Annual Meeting. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”) absent voting instructions from the beneficial owner, will be treated as shares present for purposes of determining the presence or absence of a quorum but will not be deemed to be represented at the meeting for purposes of determining the approval of any matter submitted to the shareholders for which voting authority is withheld. The Inspector of Election appointed by the Board will determine the shares represented at the meeting and the validity of proxies and ballots and will count all votes and ballots.

CORPORATE GOVERNANCE

The business affairs of the Company are conducted under the direction of the Board in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. The Board of Directors currently has five members: David L. Klenk, Jeffrey D. Peterson, Joseph A. Marino, Scott A. Gabbard, and Michael C. Zipoy. Members of the Board are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees, among other activities. The corporate governance practices that we follow are summarized below.

Board Leadership Structure and Risk Management

The Board believes that independent director Joseph A. Marino is best suited to serve as Chairman of the Board due to his extensive familiarity with the Company’s business and industry as well as his proven track record of leading dynamic and growing organizations. Additionally, the Board believes Mr. Marino is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes having an independent director as chairman provides for good governance and effectively balances the roles of internal and external directors. Mr. Marino and the Company’s other independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. David L. Klenk, as President, Chief Executive Officer and Chief Financial Officer, brings company-specific experience and expertise. The Board believes that Mr. Klenk’s participation on the Board in his role of Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One key Board responsibility is to hold management accountable for the execution of strategy once it is developed. The Board believes that its independent directors work together effectively to serve this oversight function, with no individual director serving as a “lead” independent director.

The Board believes that oversight of the Company’s risk management efforts is another key responsibility that is shared by the entire Board.  The Board regularly reviews risk management information regarding the Company’s liquidity and operations.  Board members receive regular financial statements, which are discussed at quarterly meetings of the Board.  In addition, Mr. Klenk frequently has informal discussions with Board members regarding key business issues and risk management.

Independence

The Board of Directors has determined that Messrs. Gabbard, Marino, Peterson, and Zipoy are independent directors as defined by the listing standards of the Nasdaq Stock Market, because none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. If Messrs. Gabbard, Marino, Peterson, and Zipoy are all elected at the Annual Meeting, they will constitute a majority of the Board of Directors. Mr. Klenk is precluded from being considered independent by Nasdaq rules since he currently serves as an executive officer of the Company.

The Board has determined that all members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent under listing standards of the Nasdaq Stock Market.

Code of Ethics and Business Conduct

The Company has adopted the Electro-Sensors Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to all of our directors, officers and employees. A copy of the Code of Conduct may be obtained upon written request to the Chief Executive Officer. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of the amendments or waiver on our website.

Director Attendance at Annual Meeting

We expect all directors to attend the Annual Meeting of Shareholders. The 2023 Annual Meeting was held virtually and all five of the directors attended the Meeting.

Communications with the Board

Shareholders may communicate directly with the Board. All communications should be directed to the Chairman of our Audit Committee at the address below and should prominently indicate on the outside of the envelope that the communication is intended for the Board or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Board of Directors

Attention: Chairman, Audit Committee

Electro-Sensors, Inc.

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

Committees and Meetings of the Board of Directors

Information about the Board and its Committees are set forth below.

Board Meetings

The Board met five times during 2023. Each Board member attended all of the meetings of the Board and committees on which he served.

Director Compensation

The compensation of directors who are not Company employees is set forth below under “Director Compensation.”

Audit Committee

Messrs. Marino, Gabbard (Chair), and Zipoy currently serve as members of the Audit Committee. This Committee met twice during 2023. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, and for assisting the Board in its oversight of corporate accounting and internal controls, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In addition to regularly scheduled Audit Committee meetings, the Audit Committee Chair meets quarterly with the Company’s independent accounting firm to discuss their processes surrounding the Company’s quarterly and full year results. The Audit Committee Charter specifies the Committee’s composition and responsibilities. For more information concerning the Audit Committee, see the Report of the Audit Committee on page 16 and the Audit Committee Charter posted on our corporate website under “Investor Information - Corporate Governance.” Given his significant experience serving as a chief financial officer of companies, the Board has determined that Mr. Gabbard is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of SEC Regulation S-K.

Compensation Committee

Messrs. Marino, Gabbard (Chair), and Zipoy currently serve as members of the Compensation Committee (the “Compensation Committee”). The Compensation Committee acts pursuant to a charter and met four times during 2023. For more information concerning the Compensation Committee, see the Compensation Committee Charter posted on our corporate website under “Corporate Governance.” The Compensation Committee is responsible for making recommendations to the Board concerning compensation of the Company’s employees, officers, and directors, and is authorized to determine the compensation of the Company’s executive officers. The Compensation Committee is authorized to administer the various incentive plans of the Company and has all powers of the attendant thereto, including the power to grant stock compensation.

The Company’s Insider Trading Policy strongly discourages employees (including officers) and the Company’s Board members from engaging in margin purchases, short sales, and buying or selling puts or calls with respect to the Company’s securities. In addition, the policy requires that Company stock purchased in the open market must be held for a minimum of six months.

Nominating Committee

Messrs. Marino, Peterson, and Zipoy (Chair) currently serve as members of the Nominating Committee. The Nominating Committee met once during 2023. The Nominating Committee is responsible for evaluating and nominating or recommending candidates for the Company’s Board of Directors. A copy of the Nominating Committee Charter, which has been adopted by the Company’s Board, is posted on our corporate website under “Corporate Governance.”

Business Development Committee

Messrs. Marino, Gabbard, and Klenk serve as members of the Business Development Committee. The Business Development Committee meets regularly during the year and reports to the Board. The Business Development Committee is authorized to explore and pursue business development and other strategic alternatives for Electro-Sensors.

Nominating Policy

The Nominating Committee will consider candidates for nomination as a director recommended by shareholders. The Nominating Committee believes that director or candidates should have certain minimum qualifications.

In evaluating director nominees who meet the Company’s minimum qualifications, the Nominating Committee considers the following factors and qualifications, among others:

●	when evaluating candidates for nomination as new directors, the Committee will consider, and ask any search firm that it engages, to provide a set of candidates that includes qualified women and individuals from historically underrepresented groups.

●	the appropriate size and the diversity of the Company’s Board of Directors;

●	the needs of the Board for the particular talents and experience of its directors;

●	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with domestic and international business matters;

●	age and legal and regulatory requirements;

●	experience with accounting rules and practices;

●	read and understand basic financial statements;

●	appreciation of the relationship of the Company’s business to the changing needs of society; and

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner. The Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. When evaluating candidates for nomination as new directors, the Nominating Committee will consider, and will ask any search firm that it engages to provide, a set of candidates that includes qualified women and individuals from historically underrepresented groups.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below by November 25, 2024. Notice of a recommendation must include the name and address of the shareholder and number of shares the shareholder owns. The shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether the nominee can read and understand basic financial statements, and other Board memberships, if any.

Electro-Sensors, Inc.

Attn: Chair, Nominating Committee

6111 Blue Circle Drive

Minnetonka, MN 55343-9108

The recommendation must be accompanied by a written consent of the nominee to stand for election at the Annual Meeting if nominated by the Nominating Committee and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and whether the nominee has the attributes the Board believes are important in its composition.

Special Committee and Board Composition

As previously announced in January 2023, after termination of the merger agreement with Mobile X Global, Inc., the Board formed a special committee that is authorized to explore and pursue business development and other strategic alternatives for Electro-Sensors. The members of the special committee were selected for their background and expertise in strategy formulation and execution, as well as their deep understanding of the Electro-Sensors business, business development opportunities, and potential strategic alternatives. The members of the special committee have been active throughout the year in addition to their other service to Electro-Sensors, its Board and Board committees.

Due to the focus on the business development and strategic alternatives process being led by the special committee, the Nominating Committee believes that retaining the current composition of the Board through the pendency of this process is in the best interests of Electro-Sensors and its shareholders. The Nominating Committee believes that the current Board has a diversity of talent and experience to draw upon, is able to staff the special committee and other committees of the Board, and is able to engage in Board and committee service, all while maintaining efficient function and communication among members. The Nominating Committee also believes that active recruitment of new Board members during a strategic alternative process would be more difficult and be less likely to result in qualified and interested candidates due to the unique challenges presented by an ongoing business development and strategic alternatives process.

ELECTION OF DIRECTORS

Proposals #1 and #2

The Bylaws of the Company provide that at each Annual Meeting, the shareholders will determine the number of directors, which must be at least one. The Nominating Committee and the Board recommend that the number of directors be currently set at five and that five directors be elected at the Annual Meeting to serve until the 2025 Annual Meeting or until their successors are duly elected and qualified. Under applicable Minnesota law and the Bylaws of the Company, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting with authority to vote on this matter.

The Nominating Committee recommended and the Board selected the persons named below for election to the Board. All nominees are currently directors of the Company. If, prior to the Annual Meeting, the Board determines that any of these nominees would be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as the Board selects. The Board has no reason to believe that any of the following nominees will be unable to serve. The Bylaws of the Company provide that directors will be elected by a plurality of the votes cast by holders of shares present in person or by proxy and entitled to vote on the election of directors at a meeting at which a quorum is present.

The following table sets forth the principal occupations (for at least the last five years) and directorships of the nominees:

Name	Principal Occupation and Directorships	Age	Director Since

David L. Klenk	President, CEO, and CFO of the Company since 2013	59	2013

Joseph A. Marino	President and CEO of Cardia, Inc. (a medical equipment manufacturer) since 1998	72	1994

Scott A. Gabbard	Retired, Finance executive from 2000 through 2021. CFO and COO of Magenic Technologies, Inc. (a software consulting organization) from April 2006 to August 2021	57	2013

Jeffrey D. Peterson	Private investor since 1998. Previously employed by John G. Kinnard and Company, a regional brokerage firm	67	2011

Michael C. Zipoy	Retired, Investment executive from 1978-2018; Feltl and Company investment executive (brokerage and investment banking firm) from 2005 through 2018	76	2012

The Board believes the following key characteristics are important in the selecting these five nominees:

Mr. Marino’s executive leadership experience in building both private and public companies, including strategy formulation, execution, and investor relations;

Mr. Zipoy’s investment experience in small and micro-cap companies and his participation in public and private equity financing;

Mr. Peterson’s significant experience in the investment industry and personal connections with many regional businesses;

Mr. Gabbard’s extensive management experience, expertise, and background on strategic, operational, accounting and financial matters for both public and private companies; and

Mr. Klenk’s years of leadership experience with emerging technology companies, his high levels of customer and employee focus, and his demonstrated ability to lead companies through significant growth cycles.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 28, 2024, regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by directors and director nominees, by the only executive officer named in the Summary Compensation Table, and by the Company’s current directors and executive officer as a group.

	Common Stock
Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned(1)	of Class
Jeffrey D. Peterson	358,438 (2)	10.4%
15708 Woodknoll Lane
Minnetonka, MN 55345

Patricia N. Peterson	364,768 (3)	10.6%
6005 Erin Terrace
Edina, MN 55439

Lynne E. Peterson	350,893 (4)	10.2%
10254 Nottingham Trail
Eden Prairie, MN 55347

John E. Peterson	350,893 (3)	10.2%
815 Buttonbush Lane
Naples, FL 34108

Paul R. Peterson	350,893 (3)	10.2%
227 Cedar Drive West
Hudson, WI 54016

Caldwell Sutter Capital, Inc.	223,581 (5)	6.5%
Joseph F. Helmer
30 Liberty Ship Way #3225
Sausalito, CA 94965

David L. Klenk	58,373 (6)	1.7%

Scott A. Gabbard	25,000 (7)	0.7%

Joseph A. Marino	7,500 (8)	0.2%

Michael C. Zipoy	17,500 (9)	0.5%

Officers and Directors as a Group (5 persons)	466,811	13.3%

(1)	Except as otherwise indicated, each person named has the sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him or her. Beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as required for purposes of this Proxy Statement. Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable within 60 days of February 28, 2024 as noted below.

(2)	Based on a Schedule 13D filed with the SEC on February 14, 2024. Includes 5,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2024 and 46 shares held by the Electro-Sensors, Inc. Employee Stock Ownership Plan (“ESOP”) for the account of Mr. Peterson.

(3)	Based on a Schedule 13D filed with the SEC on February 14, 2024.

(4)	Based on a Schedule 13D/A filed with the SEC on February 21, 2024.

(5)	Based on a Schedule 13G/A filed with the SEC on February 5, 2024. Includes shares owned by Caldwell Sutter Capital, Inc. and Joseph F. Helmer. Mr. Helmer has sole voting power of 28,229 shares, the reporting parties have shared voting power of zero shares, Mr. Helmer has sole dispositive power of 18,565 shares, and the reporting parties have shared dispositive power of 205,016 shares.

(6)	Includes 5,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2024 and 3,373 shares held by the Electro-Sensors, Inc. Employee Stock Ownership Plan (“ESOP”) for the account of Mr. Klenk.

(7)	Represents shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2024.

(8)	Includes 5,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2024.

(9)	Includes 5,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2024 and 10,000 shares held by the Barbara J. Zipoy and Michael C. Zipoy Revocable Trust of which Mr. Zipoy is a Trustee.

Board Diversity Matrix
	As of February 28, 2024		As of February 28, 2023
	Male	Female	Male	Female
Total Number of Directors	5		5
Part I: Gender Identity
Directors	5	0	5	0
Part II: Demographic Background
White	5	0	5	0

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

The Company was not a party to any transactions with related persons, promoters or control persons during the last fiscal year and is not currently contemplating any such transactions.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s Named Executive Officer during 2023 and 2022.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity incentive plan ($)	All other compensation ($)(3)	Total ($)
David L. Klenk, President, CEO, CFO	2023 2022	249,692 241,769	10,000 (1) 50,000 (2)	37,216 0	0 0	39,264 35,537	336,172 327,306

(1)	Discretionary payment made under the 2023 Management Incentive Bonus Plan.

(2)	Discretionary payment made under the 2022 Management Incentive Bonus Plan.

(3)	Amounts reflect allocations to individual’s account of Company contributions to the ESOP, 401(k) Plan, and standard employee benefit plans. The Company matches 100% of the first 3% of employee 401(k) Plan contributions and 50% of the next 2% of employee contributions. Standard employee benefits paid on behalf of Mr. Klenk were $24,622 and 401(k) contributions were $11,988.

Compensation of Executive Officer

Mr. Klenk does not have a written employment agreement with the Company. As of January 1, 2024, his annual salary is $258,000 per year, and he is eligible to receive a bonus as determined by either the Board of Directors or the Compensation Committee. See “2024 Management Incentive Bonus Plan” and “2023 Management Incentive Bonus Plan” information below.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth certain information concerning outstanding option equity awards outstanding to the Named Executive Officer at December 31, 2023. There were no outstanding share awards and therefore, these columns are omitted from the table.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Mr. Klenk	50,000	None	3.41	2/8/2026
Mr. Klenk	5,000	20,000	4.25	8/27/2033

Restricted Stock Units
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Restricted Stock Unit Exercise Price ($)	Restricted Stock Unit Expiration Date
Mr. Klenk	0	35,000	4.11	9/1/2032

2023 Management Incentive Bonus Plan

On February 8, 2023, the Compensation Committee approved the 2023 Management Incentive Plan (the “2023 Plan”) for the Company’s President, Chief Executive Officer, and Chief Financial Officer David L. Klenk. The 2023 Plan had both annual financial performance and strategic goals. The financial performance goals were primarily based on the achievement of specified revenue levels, with additional amounts available for exceeding certain levels. The strategic goals were primarily related to initiatives related to expanding our customer base and product offerings. The Company allocated 40% of the potential bonus to financial performance and 60% to strategic initiatives. If the Company achieved the specified goals, the incentive cash payment to Mr. Klenk would have been approximately 20% of his base salary. Furthermore, the Committee retained discretion under the 2023 Plan to make incentive plan cash payments in amounts higher or lower than would otherwise be required under the 2023 Plan. Although the Company did not achieve specified revenue levels, Mr. Klenk managed the official termination of the Mobile X Global, Inc. merger in early 2023 and the engagement of a banker in later 2023. The Compensation Committee approved a discretionary $10,000 bonus to Mr. Klenk under the 2023 Plan.

2024 Management Incentive Bonus Plan

On January 25, 2024, the Compensation Committee approved the 2024 Management Incentive Plan (the “2024 Plan”) for Mr. Klenk. The 2024 Plan has both annual financial performance and strategic goals. The financial performance goals are primarily based on the achievement of specified revenue levels, with additional amounts available for exceeding certain levels. The strategic goals are primarily related to initiatives related to strategic business development. The 2024 Plan allocates 40% of the potential bonus to financial performance, 50% to strategic initiatives, and 10% is discretionary. If the Company achieves the specified goals, the incentive cash payment to Mr. Klenk will equal approximately 19% of his base salary. Furthermore, the Committee retains discretion under the 2024 Plan to make incentive plan cash payments in amounts higher or lower than would otherwise be required under the 2024 Plan.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO ($)	Compensation actually paid to PEO ($)	Average Summary compensation table total for non-PEO named executive officers ($)	Compensation actually paid to non-PEO named officers ($)	Value of Fixed $100 Investment Based on Total Shareholder Return	Net Income ($)
2023	336,172	336,172	Not applicable	Not applicable	79.00	275,000
2022	327,306	327,306	Not applicable	Not applicable	93.97	100,000
2021	285,334	285,334	Not applicable	Not applicable	130.60	409,000

The Company’s principle executive officer, David L. Klenk, currently also serves as the Company’s chief financial officer. There are no other Named Executive Officers of the Company. The compensation actually paid to Mr. Klenk in 2023 and 2022 is the same as the amount appearing in the Summary Compensation Table. There were no defined benefit plans or actuarial pension plans covering the principle executive officer in 2023, 2022, or 2021. Mr. Klenk was granted options to purchase 25,000 shares in 2023 with 20% vesting upon the date of the grant and 20% vesting annually thereafter. There were no equity awards granted to Mr. Klenk in 2022 and 2021 and no equity awards from prior years that first vested in either 2023, 2022, or 2021. Mr. Klenk was also granted 35,000 restricted stock units which vest 20% on the first anniversary of the grant and 20% annually thereafter.

Analysis of the Information Presented in the Pay Versus Performance Table

We seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph shows the relationship of “compensation actually paid” to our principal executive officer in 2023, 2022 and 2021 to the cumulative TSR of Electro-Sensors assuming an initial investment of $100.

Compensation Actually Paid and Net Income

The following graph shows the relationship of “compensation actually paid” to our principal executive officer in 2023, 2022, and 2021 to Electro-Sensors net income.

DIRECTOR COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s non-employee directors during 2023. Directors who are not employees of the Company received $2,000 per Board meeting for the first half of 2023 and $4,000 per Board meeting effective July 1, 2023. The Chairman of the Board of Directors received $17,500 per year for the first half of the year and $24,000 per year, effective July 1, 2023, for his service on the Board. The Audit Committee Chair, Compensation Committee Chair, and Nominating Committee Chair received $8,750 per year for the first half of the year and $12,000 per year, effective July 1, 2023. Each other Audit Committee member, Compensation Committee member, and Nominating Committee member received $4,000 per year for the first half of the year and $6,000 per year, effective July 1, 2023, for their service on each committee. Starting July 1, 2023, non-employee members of the Business Development Committee received $12,000 per year.

Directors may receive additional amounts for special committee or other Board work as determined by the Board.

Director Compensation Table

Director Name	Fees earned or paid in cash ($)	Option Awards ($)(1)	Restricted Stock Units ($)(2)	Total ($)
Joseph A. Marino	95,750	37,216	71,925	204,891
Scott A. Gabbard	42,375	0	71,925	114,300
Jeffrey D. Peterson	23,000	37,216	71,925	132,141
Michael C. Zipoy	40,750	37,216	71,925	149,891

(1)	At December 31, 2023, Messrs. Gabbard, Marino, Peterson, and Zipoy each had 25,000 shares in stock option grants outstanding. Mr. Gabbard’s options were granted prior to 2022 and were fully vested. Messrs. Marino, Peterson, and Zipoy were granted options to purchase 25,000 shares in 2023. The grants vested 20% upon the date of grant and will fully vest in four years. The option values shown are the grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	Messrs. Gabbard, Marino, Peterson, and Zipoy were granted 17,500 in restricted stock units. The restricted stock units vest 20% on the first anniversary of the grant and 20% annually thereafter. The restricted stock unit values shown are the grant date fair value computed in accordance with FASB ASC Topic 718.

The stock option and restricted stock unit grants were made at the discretion of the Board of Directors.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers, and any persons who beneficially own more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during 2023. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2023, except that each of Messrs. Klenk, Gabbard, Marino, Peterson and Zipoy did not timely file two Form 4s related to the granting of stock options and restricted stock units in August and September 2023.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal #3

The Company’s Board retained Boulay PLLP as its principal independent registered public accounting firm for the year ended December 31, 2023 and has selected Boulay PLLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Board desires that the selection of this independent registered public accounting firm be submitted to the shareholders for ratification, which ratification requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote. If the selection is not ratified, the Board of Directors will reconsider its decision.

The Company expects a representative of Boulay PLLP to be present at the Annual Meeting. Any shareholder with a question for Boulay PLLP should follow the procedure set forth above under the section “Questions at the Annual Meeting.”

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

The following fees were paid to Boulay PLLP in 2023 and 2022:

	2023	2022
Audit Fees	$100,000	$80,000
Audit-Related fees	$0	$0
Tax Fees	$6,000	$5,995
All Other Fees	$0	$3,555
Total	$106,000	$89,550

Audit Fees were for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of the review of, and discussion with, management regarding the treatment of certain accounting matters.

Tax Fees were for professional services rendered for preparation of the Company’s annual tax return, quarterly estimates, and state returns. Tax examination consulting is also included.

All Other Fees represent fees for any professional services not included in the first three categories listed above. Those fees were approved by the audit committee and related to business development activities.

Under its Charter, the Audit Committee is required to pre-approve all audit services, as well as all non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of these non-audit services does not impair the auditor’s independence. Unless a particular service has received general pre-approval by the Audit Committee in accordance with the Audit Committee’s pre-approval policy, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.

As part of the Company’s annual engagement agreement with its independent registered public accounting firm, the Audit Committee pre-approves the following:

●	Audit services to be provided by the independent auditor: statutory and financial audits for the Company and audit services associated with SEC registration statements, periodic reports and other documents filed with the SEC, production of other documents issued by the independent registered public accounting firm in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.

●	Consulting services provided by the independent registered public accounting firm related to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies.

●	Specific non-audit services, primarily tax services. The Audit Committee does not believe that performance of these tax services impairs the auditor’s independence. The Audit Committee has given the independent registered public accounting firm pre-approval for U.S. federal, state, and local tax planning and advice, U.S. federal, state, and local tax compliance, international tax planning and advice, international tax compliance, and tax planning and advice related to merger and acquisition activities. The Company’s independent registered public accounting firm must inform the Audit Committee whenever it provides pre-approved service. The aggregate amount of fees for these pre-approved tax services may not exceed $15,000 without additional explicit approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee retains the right to periodically revise the above list of pre-approved services.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three directors who are independent of the Company and management as required by the Nasdaq corporate governance listing standards and by SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2023, and discussed with management the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent auditors the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s 2023 Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their integrated audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee

Scott A. Gabbard, Chair

Joseph A. Marino

Michael C. Zipoy

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on these matters.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks, trustees and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks, brokers, trustees and other nominees with account holders who are our shareholders may be householding our proxy materials. A single Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank, broker, trust or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you share an address with another shareholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact the Company at Electro-Sensors, Inc. Attn: Investor Relations 6111 Blue Circle Dr Minnetonka MN 55343 or call 952-930-0100 and an additional copy of proxy materials will be promptly delivered to you. If you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, contact your bank, broker, or other nominee and request householding.

SHAREHOLDER PROPOSALS

For a shareholder proposal to be considered for inclusion in the Proxy Statement for the 2025 Annual Meeting , the written proposal must be received no later than November 25, 2024 at the Company’s principal executive offices, 6111 Blue Circle Drive, Minnetonka, Minnesota 55343, directed to the attention of the Chairman of the Audit Committee, or the Chairman of the Nominating Committee if the proposal relates to the nomination of a director, in order to be considered by the Board of Directors for inclusion in next year’s Annual Meeting proxy materials under the SEC’s proxy rules.

Also, if a shareholder proposal intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after February 8, 2025 then management named in the Company’s proxy form for the next Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

Any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 of the Exchange Act must provide the required notice of intent to solicit proxies at the Company’s principal executive offices, 6111 Blue Circle Drive, Minnetonka, Minnesota 55343, directed to the attention of the Nominating Committee, no later than 60 calendar days prior to the first anniversary of the date of the 2024 Annual Meeting (no later than February 23, 2025 for the 2025 Annual Meeting).

FORM 10-K

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 has been provided with this Proxy Statement. The Company will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibits(s). Any such request should include a representation that the shareholder was the beneficial owner of shares of Electro-Sensors Common Stock on February 28, 2024, the record date for the 2024 Annual Meeting, and should be directed to Mr. David Klenk, Chief Executive Officer, at the Company’s principal address.

The foregoing Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

David L. Klenk

President

March 20, 2024

ELECTRO-SENSORS, INC. 6111 BLUE CIRCLE DRIVE MINNETONKA, MN 55343-9108

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ELSE2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL #	0000000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

☒	PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	To elect five directors to serve until the next annual meeting of shareholders:
Nominees

01)	Scott A. Gabbard 02) David L. Klenk 03) Joseph A. Marino 04) Jeffrey D. Peterson 05) Michael C. Zipoy

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.	To set the number of directors at five.					☐	☐	☐

3.	To ratify the appointment of Boulay PLLP as Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.					☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.					Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000627244_1 R1.0.0.6	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form of Proxy and Annual Report on Form 10-K are available at www.proxyvote.com

ELECTRO-SENSORS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING April 24, 2024

The undersigned hereby appoints DAVID L. KLENK, with full power of substitution, as his or her Proxy to represent and vote, as designated below, all shares of the Common Stock of Electro-Sensors, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. Central time, on April 24, 2024 at www.virtualshareholdermeeting.com/ELSE2024, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to this meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL AND FOR THE ELECTION OF EACH DIRECTOR.

Continued and to be signed on reverse side

0000627244_2     R1.0.0.6